As filed with the Securities and Exchange Commission on June 4, 2026

REGISTRATION NO. 333 ‑

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S‑8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MYRIAD GENETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	87-0494517
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)
322 North 2200 West
Salt Lake City, Utah 84116
(Address of Principal Executive Offices) (Zip Code)

MYRIAD GENETICS, INC. 2026 EMPLOYEE,
DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN
(Full title of the plan)

SAMRAAT S. RAHA
PRESIDENT AND CHIEF EXECUTIVE OFFICER
MYRIAD GENETICS, INC.
322 North 2200 West
Salt Lake City, Utah 84116
(801) 584-3600

(Name and address of agent for service)
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[X]
Non-accelerated filer	[ ]	Smaller reporting company	[ ]
		Emerging growth company	[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [ ]

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Myriad Genetics, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

(a)the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the Commission on February 24, 2026;

(b)the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the Commission on May 6, 2026;

(c)the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 14, 2026 (excluding those portions that are not incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025); and

(d)the description of the Registrant’s common stock included in the description of securities filed as Exhibit 4.2 to the Registrant’s Annual Report on Form 10-KT for the transition period ended December 31, 2020, filed with the Commission on March 16, 2021, as such description has been amended, and any amendment or report the Registrant may file with the Commission for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or portions thereof that are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145(a) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe the person’s conduct was unlawful.

Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted under similar standards, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person or incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

In addition, the Registrant’s Restated Certificate of Incorporation, as amended, and the Registrant’s Restated By-Laws provide for indemnification of and advancement of expenses to its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. The Restated Certificate of Incorporation, as amended, and the Restated By-Laws also permit the Board of Directors to authorize the Registrant to purchase and maintain insurance against liabilities asserted against any of its directors, officers, employees or agents arising out of their capacity as such, and Registrant has purchased such insurance.

The Registrant has also entered into indemnification agreements with its directors and certain of its officers and key employees. These agreements provide each indemnitee with more comprehensive indemnification and advancement rights than are provided by the Registrant in its Restated Certificate of Incorporation, as amended, and its Restated By-Laws in certain circumstances and contain presumptions and procedures designed to ensure that the indemnification and advancement rights granted to each indemnitee in these agreements will be provided on a timely basis. Each agreement provides that the Registrant’s obligations under the agreement will continue during the time the indemnitee serves the Registrant and continues thereafter so long as the indemnitee is subject to any possible proceeding by reason of the indemnitee’s service to the Registrant.

Insofar as indemnification for liabilities under the Securities Act may be permitted to the Registrant’s directors, officers, or controlling persons pursuant to the Registrant’s Restated Certificate of Incorporation, as amended, the Registrant’s Restated By-laws, indemnification agreements the Registrant has entered with these persons and the Delaware General Corporation Law, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

As permitted by the Delaware General Corporation Law, the Registrant’s Restated Certificate of Incorporation, as amended, provides that the Registrant’s directors and officers shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) with respect to directors, under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock, (iv) for any transaction from which the director or officer derives an improper personal benefit or (v) with respect to officers, in any action by or in the right of the Registrant. As a result of this provision, the Registrant and its stockholders may be unable to obtain monetary damages from a director or officer for breach of his or her duty of care.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The exhibits to this Registration Statement are listed below:

Exhibit Number	Item	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/Registration Number
4.1	Restated Certificate of Incorporation, as amended.	10-Q (Exhibit 3.1)	8/4/2023	000-26642
4.2	Restated By-Laws.	8-K (Exhibit 3.1)	10/15/2020	000-26642
4.3	Specimen common stock certificate.	10-K (Exhibit 4.1)	8/15/2011	000-26642
5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (contained in Exhibit 5.1 hereto).
24.1*	Power of Attorney (included in the signature page of this registration statement).
99.1*	Myriad Genetics, Inc. 2026 Employee, Director and Consultant Equity Incentive Plan.
99.2.*	Form of Restricted Stock Unit Agreement under the 2026 Employee, Director and Consultant Equity Incentive Plan (Director).
99.3*	Form of Restricted Stock Unit Agreement under the 2026 Employee, Director and Consultant Equity Incentive Plan (Employee).
107*	Filing Fee Table.
* Filed herewith.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on June 4, 2026.

MYRIAD GENETICS, INC.
By	/s/ Samraat S. Raha
Samraat S. Raha
President, Chief Executive Officer and Director

Each person whose signature appears below constitutes and appoints Samraat S. Raha and Benjamin R. Wheeler, and each of them singly, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him/her and in his/her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Myriad Genetics, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samraat S. Raha	President, Chief Executive Officer and Director (Principal Executive Officer)	June 4, 2026
Samraat S. Raha

/s/ Benjamin R. Wheeler	Chief Financial Officer (Principal Financial and Accounting Officer)	June 4, 2026
Benjamin R. Wheeler

/s/ S. Louise Phanstiel	Chair of the Board	June 4, 2026
S. Louise Phanstiel

/s/ Paul M. Bisaro	Director	June 4, 2026
Paul M. Bisaro

/s/ Mark S. Davis	Director	June 4, 2026
Mark S. Davis

/s/ Heiner Dreismann	Director	June 4, 2026
Heiner Dreismann Ph.D.

/s/ Rashmi Kumar	Director	June 4, 2026
Rashmi Kumar

/s/ Lee N. Newcomer	Director	June 4, 2026
Lee N. Newcomer, M.D.

/s/ Colleen F. Reitan	Director	June 4, 2026
Colleen F. Reitan

/s/ Daniel M. Skovronsky	Director	June 4, 2026
Daniel M. Skovronsky, M.D., Ph.D.